Exhibit 99.1

Ventas, Inc.	10350 Ormsby Park Place, Suite 300	Louisville, KY 40223	1-877-4VENTAS	www.ventasreit.com

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
1-877-4VENTAS

VENTAS REPORTS FIRST QUARTER NORMALIZED FFO OF $92.4 MILLION AND

FAD OF $87.8 MILLION

Company Earns Normalized FFO Per Share of $0.68 in First Quarter

VENTAS CONTINUES TO BUILD LIQUIDITY WITH EXPANSION OF

CREDIT FACILITIES AND ASSET SALES

LOUISVILLE, KY (May 6, 2008) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that first quarter 2008 normalized Funds from Operations (“FFO”) increased 28 percent to $92.4 million from $72.1 million in the first quarter of 2007. Normalized FFO per diluted common share was $0.68 in the first quarter of both 2008 and 2007. Per share results were affected by an increase in the Company’s weighted average diluted common shares outstanding to 136.7 million in the first quarter of 2008 from 106.8 million in the comparable 2007 period.

FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), in the first quarter of 2008 increased to $0.75 per diluted common share from $0.73 per diluted common share a year earlier.

First quarter results benefited from increased revenue from the Company’s senior living operations and rental increases from the Company’s triple-net lease portfolio. The Company did not own its 79 high-quality, private-pay seniors housing assets managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”) in the first quarter of 2007. Normalized FFO for the three months ended March 31, 2008 excludes the net benefit (totaling $9.8 million) from income taxes and gains on extinguishment of debt, offset by merger-related costs.

“We are pleased with our results and believe Ventas is poised to enjoy an outstanding 2008,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “With an excellent balance sheet and full availability on our recently expanded $850 million revolving credit facilities, a robust pipeline of attractive opportunities and a high performing, diverse portfolio of triple-net leased and operating assets, we are in a position of strength and opportunity.”

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Ventas Reports First Quarter Results

May 6, 2008

SUNRISE PORTFOLIO

Total Portfolio

The Company’s operating portfolio contains 79 seniors housing communities in North America that are managed by Sunrise. Ventas owns 100 percent of 18 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 61 communities, with Sunrise owning the minority interest in those 61 communities.

Net Operating Income after management fees (“NOI”) for the Sunrise portfolio was in line with the Company’s expectations. Total community NOI for those 79 communities was $33.4 million for the three months ended March 31, 2008. Ventas’s partnership share of NOI was $28.7 million for the same period.

73 Stabilized Communities

For the 73 stabilized Sunrise communities, total community NOI was $32.7 million for the three months ended March 31, 2008. Ventas’s partnership share of NOI was $28.1 million for the same period. Strong average daily rate growth continued in the first quarter, rising two percent sequentially. Average occupancy of 92 percent for the stabilized communities was consistent with anticipated first quarter seasonality.

Six Communities in Lease-up

Ventas’s Sunrise portfolio also contains six recently developed communities that are in lease-up. Ventas’s share of NOI at the development assets was $0.6 million for the three months ended March 31, 2008, compared to $0.9 million in fourth quarter of 2007. The decrease is due to a full quarter impact of early stage lease-up losses from the 229-unit independent living community located in Ontario and acquired by the Company in December 2007 (“Steeles”), and the reclassification of one asset from lease-up to stabilized.

Community NOI increased 57 percent for the five Sunrise development communities (excluding Steeles) in the first quarter of 2008 compared to fourth quarter 2007 results. These five assets also enjoyed a six percentage point sequential quarterly increase in occupancy, to 72 percent. The newly constructed and acquired Steeles community represents the sixth asset currently included in the lease-up portfolio. It continues to increase occupancy, which currently is 43 percent.

GAAP NET INCOME

Net income applicable to common shares for the quarter ended March 31, 2008 was $32.1 million, or $0.23 per diluted common share, after discontinued operations of $1.0 million, compared with net income for the quarter ended March 31, 2007 of $45.1 million, or $0.42 per diluted common share, after discontinued operations of $1.5 million.

FIRST QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio and Performance Highlights

•

As previously announced, Ventas purchased a 47-unit seniors housing community located in Texas for $5.1 million and leased it to an affiliate of Capital Senior Living Corporation (NYSE: CSU). The lease provides Ventas with an expected unlevered yield over the life of the lease of approximately 8.6 percent.

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Ventas Reports First Quarter Results

May 6, 2008

•

In April 2008, Ventas sold seven healthcare assets for approximately $68 million. Ventas expects to recognize a gain from the sale of approximately $24 million in the second quarter. Proceeds will be used to pay down debt and for general corporate purposes. Annual rent for these assets, acquired in 2002, was $7.2 million.

•

In May 2008, Ventas entered into an agreement giving it the exclusive right, as part of a joint venture, to develop up to ten identified medical office buildings (“MOBs”) on hospital campuses in eight states. This joint venture represents an important new partnership with a nationally recognized private developer of MOBs and healthcare facilities. The expected development cost of these projects could total up to $150 million.

•	With this acquisition and divestiture activity:

•	annualized revenue from Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) represents approximately 28 percent of the Company’s annualized total revenues;

•	annualized revenue from private-pay, non-government-reimbursed assets represents 69 percent of the Company’s annualized total revenues, computed on the same pro forma basis;

•

annualized revenue from the Company’s operating assets, where rent is paid directly from residents of the Company’s operating seniors housing communities and MOB tenants, constitutes approximately 45 percent of its annualized total revenues, computed on the same pro forma basis;

•	assets leased to Kindred represent approximately 15 percent of the Company’s total real estate assets (measured on a gross book value basis) on its consolidated balance sheet; and

•	annualized revenue for the above computations is determined by excluding the Company’s partner’s share in revenue in the numerator and the denominator.

•

The 203 skilled nursing facilities (“SNFs”) and hospitals (“LTACs”) leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.2 times for the trailing twelve-month period ended December 31, 2007 (the latest date available).

•

Supplemental information regarding Ventas’s portfolio of 513 seniors housing and healthcare assets is available on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

Balance Sheet, Financing & Capital Markets

•

In March 2008, Ventas increased its borrowing capacity under its unsecured revolving credit facilities to $850 million, of which $150 million is available in either U.S. or Canadian dollars. The credit facilities mature in April 2009, and the Company has the option to extend their maturity to April 2010 upon satisfaction of customary conditions. Pricing under the facilities remains LIBOR plus 75 basis points. At May 6, 2008, these facilities had $780 million in undrawn credit availability, and the Company held approximately $124 million in unrestricted cash and marketable securities.

•	As previously announced, Ventas raised $192 million in February 2008 through the issuance and sale of 4.5 million shares of its common stock.

•	The Company’s debt to total capitalization at March 31, 2008 was approximately 34 percent.

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Ventas Reports First Quarter Results

May 6, 2008

Medicare Reimbursement

•

On May 2, 2008, the Centers for Medicare & Medicaid Services (“CMS”) announced its final Medicare reimbursement update for LTACs for Reimbursement Year (“RY”) 2009, commencing July 1, 2008 and ending September 30, 2009. The net Medicare reimbursement for LTACs is expected to increase by approximately 2.5 percent for RY 2009.

•

On May 1, 2008, CMS issued its proposed Medicare reimbursement update for SNFs for RY 2009, commencing October 1, 2008 and ending September 30, 2009. Under the proposed rule, for RY 2009 SNFs will receive: (1) a “market basket” increase of 3.1 percent; and (2) reduced reimbursement of approximately 3.3 percent due to administrative changes. The proposed rule is subject to a 60-day comment period.

Additional News

•

The Wall Street Journal Shareholder Scoreboard cited Ventas as the best performing real estate stock for the five-year period ended December 31, 2007. Additionally, the Company was cited as the best performing healthcare REIT for the one-year, three-year and ten-year periods then ended.

•	As previously announced, James “Denny” Shelton and Robert D. Reed, two nationally respected hospital executives, have been appointed to Ventas’s Board of Directors.

•

The Company has announced that its Chicago, Illinois office will be designated as its headquarters, effective at the Company’s Annual Meeting of Stockholders on May 19, 2008. The Company is simultaneously expanding its Louisville, Kentucky office.

•

In the Company’s litigation against HCP, Inc. (“HCP”) regarding HCP’s improper offers to acquire Sunrise Senior Living Real Estate Investment Trust, the United States District Court for the Western District of Kentucky set a trial date of August 18, 2009 and ordered that discovery in the case be completed by December 31, 2008.

VENTAS REAFFIRMS 2008 NORMALIZED FFO AND FAD GUIDANCE

Ventas reaffirmed that it expects its 2008 normalized FFO to be between $2.75 and $2.82 per diluted common share and FAD to be between $2.56 and $2.63 per diluted common share. The Company’s normalized FFO and FAD guidance for all periods is subject to certain assumptions and qualifications, which have been previously disclosed and which are subject to change and outside the control of the Company. There can be no assurance that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FIRST QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on May 7, 2008, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc. is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 513 seniors housing and healthcare-related properties located in 43 states and two Canadian provinces. Its diverse portfolio includes 253 seniors housing communities, 192 skilled nursing facilities, 41 hospitals and 27

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Ventas Reports First Quarter Results

May 6, 2008

medical office and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2007 and for the year ending December 31, 2008; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) risks associated with the Company’s seniors housing communities managed by Sunrise Senior Living, Inc. (“Sunrise”), including the timely delivery of accurate property-level financial results for the Company’s properties; (q) factors causing volatility in the Company’s revenues generated by its seniors housing communities managed by Sunrise, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims; (r) the movement of U.S. and Canadian exchange rates; (s) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (t) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of such liabilities; (u) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (v) the impact of the Sunrise strategic review process and accounting, legal and regulatory issues. Many of these factors are beyond the control of the Company and its management.

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Ventas Reports First Quarter Results

May 6, 2008

CONSOLIDATED BALANCE SHEETS

As of March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007

(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Assets
Real estate investments:
Land	$567,523	$572,092	$564,462	$551,463	$359,104
Buildings and improvements	5,668,239	5,718,273	5,548,290	5,500,868	3,386,697

	6,235,762	6,290,365	6,112,752	6,052,331	3,745,801
Accumulated depreciation	(855,148)	(816,352)	(765,598)	(718,342)	(692,402)

Net real estate property	5,380,614	5,474,013	5,347,154	5,333,989	3,053,399
Loans receivable, net	19,945	19,998	35,556	34,792	35,554

Net real estate investments	5,400,559	5,494,011	5,382,710	5,368,781	3,088,953
Cash and cash equivalents	51,347	28,334	28,573	30,138	—
Escrow deposits and restricted cash	52,621	54,077	89,807	99,058	80,039
Deferred financing costs, net	21,978	22,836	22,280	23,202	17,984
Notes receivable-related parties	2,109	2,092	2,144	2,126	2,484
Other	123,174	115,278	136,106	148,148	96,707

Total assets	$5,651,788	$5,716,628	$5,661,620	$5,671,453	$3,286,167

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$3,157,111	$3,360,499	$3,267,705	$3,284,642	$2,370,418
Deferred revenue	8,700	9,065	9,665	10,219	7,607
Accrued interest	46,748	20,790	46,752	21,157	45,696
Accounts payable and other accrued liabilities	142,386	173,576	152,753	140,493	122,155
Deferred income taxes	286,153	297,590	313,987	309,215	30,394

Total liabilities	3,641,098	3,861,520	3,790,862	3,765,726	2,576,270
Minority interest	32,316	31,454	26,781	26,622	983

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 138,369, 133,665, 133,451, 133,366 and 106,314 shares issued at March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007, respectively	34,592	33,416	33,371	33,350	26,587
Capital in excess of par value	2,015,661	1,821,294	1,817,809	1,814,637	771,004
Accumulated other comprehensive income	14,819	17,416	6,652	9,482	914
Retained earnings (deficit)	(86,698)	(47,846)	(13,761)	21,636	(89,591)
Treasury stock, 0, 14, 3, 0 and 0 shares at March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007, respectively	—	(626)	(94)	—	—

Total stockholders’ equity	1,978,374	1,823,654	1,843,977	1,879,105	708,914

Total liabilities and stockholders’ equity	$5,651,788	$5,716,628	$5,661,620	$5,671,453	$3,286,167

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Ventas Reports First Quarter Results

May 6, 2008

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2008 and 2007

(In thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2008	2007
Revenues:
Rental income	$122,707	$116,345
Resident fees and services	107,726	—
Interest income from loans receivable	467	823
Interest and other income	864	249

Total revenues	231,764	117,417

Expenses:
Interest	52,864	38,809
Depreciation and amortization	71,660	32,279
Property-level operating expenses	76,957	941
General, administrative and professional fees (including non-cash stock-based compensation expense of $1,949 and $2,014 for the three months ended March 31, 2008 and 2007, respectively)	8,257	7,581
Foreign currency gain	(79)	(5,786)
Merger-related expenses	646	—
Gain on extinguishment of debt	(79)	—

Total expenses	210,226	73,824

Income before income taxes, minority interest and discontinued operations	21,538	43,593
Income tax benefit	10,038	—

Income before minority interest and discontinued operations	31,576	43,593
Minority interest, net of tax	478	5

Income from continuing operations	31,098	43,588
Discontinued operations	954	1,518

Net income applicable to common shares	$32,052	$45,106

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.23	$0.41
Discontinued operations	0.01	0.02

Net income applicable to common shares	$0.24	$0.43

Diluted:
Income from continuing operations applicable to common shares	$0.22	$0.41
Discontinued operations	0.01	0.01

Net income applicable to common shares	$0.23	$0.42

Weighted average shares used in computing earnings per common share:
Basic	136,381	106,044
Diluted	136,673	106,775
Dividends declared per common share	$0.5125	$0.475

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Ventas Reports First Quarter Results

May 6, 2008

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2008 First	2007 Quarters
	Quarter	Fourth	Third	Second	First
Revenues:
Rental income	$122,707	$122,806	$119,362	$118,252	$116,345
Resident fees and services	107,726	106,888	103,938	71,400	—
Interest income from loans receivable	467	471	477	815	823
Interest and other income	864	583	712	1,450	249

Total revenues	231,764	230,748	224,489	191,917	117,417

Expenses:
Interest	52,864	54,723	53,373	54,414	38,809
Depreciation and amortization	71,660	72,018	70,189	57,467	32,279
Property-level operating expenses	76,957	75,395	71,382	50,407	941
General, administrative and professional fees (including non-cash stock-based compensation expense of $1,949, $1,891, $1,768, $1,820 and $2,014, respectively)	8,257	11,506	9,315	8,023	7,581
Foreign currency (gain) loss	(79)	(35)	116	(18,575)	(5,786)
Merger-related expenses	646	652	1,535	792	—
Gain on extinguishment of debt	(79)	—	(88)	—	—

Total expenses	210,226	214,259	205,822	152,528	73,824

Income before income taxes, minority interest and discontinued operations	21,538	16,489	18,667	39,389	43,593
Income tax benefit	10,038	12,968	9,463	5,611	—

Income before minority interest and discontinued operations	31,576	29,457	28,130	45,000	43,593
Minority interest, net of tax	478	610	675	408	5

Income from continuing operations	31,098	28,847	27,455	44,592	43,588
Discontinued operations	954	554	559	135,205	1,518

Net income	32,052	29,401	28,014	179,797	45,106
Preferred stock dividends and issuance costs	—	—	—	5,199	—

Net income applicable to common shares	$32,052	$29,401	$28,014	$174,598	$45,106

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.23	$0.22	$0.21	$0.34	$0.41
Discontinued operations	0.01	0.00	0.00	1.15	0.02

Net income applicable to common shares	$0.24	$0.22	$0.21	$1.49	$0.43

Diluted:
Income from continuing operations applicable to common shares	$0.22	$0.22	$0.21	$0.33	$0.41
Discontinued operations	0.01	0.00	0.00	1.15	0.01

Net income applicable to common shares	$0.23	$0.22	$0.21	$1.48	$0.42

Shares used in computing earnings per common share:
Basic	136,381	133,300	133,205	117,419	106,044
Diluted	136,673	133,685	133,503	117,825	106,775
Dividends declared per common share	$0.5125	$0.475	$0.475	$0.475	$0.475

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Ventas Reports First Quarter Results

May 6, 2008

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2008 and 2007

(In thousands)

	For the Three Months
	Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income applicable to common shares	$32,052	$45,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	71,836	33,433
Amortization of deferred revenue and lease intangibles, net	(3,111)	(604)
Other amortization expenses	638	1,110
Stock-based compensation	1,949	2,014
Straight-lining of rental income	(3,759)	(4,269)
Gain on extinguishment of debt	(108)	—
Unrealized gain on foreign currency hedge	—	(5,786)
Income tax benefit	(10,038)	—
Other	801	34
Changes in operating assets and liabilities:
Decrease (increase) in other assets	15,728	(16,577)
Increase in accrued interest	25,958	25,748
(Decrease) increase in other liabilities	(27,320)	7,931

Net cash provided by operating activities	104,626	88,140
Cash flows from investing activities:
Net investment in real estate property	(5,971)	(30,351)
Proceeds from sale of securities	—	5,072
Proceeds from loans receivable	62	110
Capital expenditures	(932)	(36)
Other	(17)	(18)

Net cash used in investing activities	(6,858)	(25,223)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(172,216)	151,500
Proceeds from debt	5,001	—
Repayment of debt	(29,204)	(117,270)
Payment of deferred financing costs	(675)	(412)
Issuance of common stock	191,668	—
Cash distribution to common stockholders	(70,906)	(92,471)
Other	1,866	(5,510)

Net cash used in financing activities	(74,466)	(64,163)

Net increase (decrease) in cash and cash equivalents	23,302	(1,246)
Effect of foreign currency translation on cash and cash equivalents	(289)	—
Cash and cash equivalents at beginning of period	28,334	1,246

Cash and cash equivalents at end of period	$51,347	$—

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Ventas Reports First Quarter Results

May 6, 2008

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2008 First	2007 Quarters
	Quarter	Fourth	Third	Second	First
Cash flows from operating activities:
Net income applicable to common shares	$32,052	$29,401	$28,014	$179,797	$45,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	71,836	72,544	70,716	58,352	33,433
Amortization of deferred revenue and lease intangibles, net	(3,111)	(3,190)	(3,027)	(2,998)	(604)
Other amortization expenses	638	475	322	549	1,110
Stock-based compensation	1,949	1,891	1,768	1,820	2,014
Straight-lining of rental income	(3,759)	(4,379)	(4,326)	(4,337)	(4,269)
Gain on extinguishment of debt	(108)	—	—	—	—
Gain on sale of assets (including amounts in discontinued operations)	—	—	—	(129,478)	—
Net gain on sale of marketable equity securities	—	—	—	(864)	—
Loss on bridge financing	—	—	—	2,550	—
Income tax benefit	(10,038)	(12,968)	(9,463)	(5,611)	—
Realized gain on foreign currency hedge	—	—	—	5,786	—
Unrealized gain on foreign currency hedge	—	—	—	—	(5,786)
Other	801	(264)	463	(11)	34
Changes in operating assets and liabilities:
Decrease (increase) in other assets	15,728	29,386	25,972	6,931	(16,577)
Increase (decrease) in accrued interest	25,958	(27,534)	25,125	(28,245)	25,748
(Decrease) increase in other liabilities	(27,320)	(33,525)	46,570	(6,542)	7,931

Net cash provided by operating activities	104,626	51,837	182,134	77,699	88,140
Cash flows from investing activities:
Net investment in real estate property	(5,971)	(54,604)	(72,835)	(1,190,564)	(30,351)
Proceeds from real estate disposals	—	—	—	157,400	—
Proceeds from sale of securities	—	—	—	2,701	5,072
Proceeds from loans receivable	62	(525)	643	15,575	110
Capital expenditures	(932)	(2,928)	(2,242)	(1,166)	(36)
Other	(17)	52	(18)	358	(18)

Net cash used in investing activities	(6,858)	(58,005)	(74,452)	(1,015,696)	(25,223)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(172,216)	46,027	(25,641)	4,700	151,500
Issuance of bridge financing	—	—	—	1,230,000	—
Repayment of bridge financing	—	—	—	(1,230,000)	—
Proceeds from debt	5,001	44,422	1,095	8,315	—
Repayment of debt	(29,204)	(40,838)	(12,059)	(14,446)	(117,270)
Debt and preferred stock issuance costs	—	—	—	(4,300)	—
Payment of deferred financing costs	(675)	(2,322)	(131)	(4,991)	(412)
Issuance of common stock	191,668	1,589	(250)	1,045,979	—
Cash distributions to preferred stockholders	—	—	—	(3,449)	—
Cash distributions to common stockholders	(70,906)	(63,486)	(63,411)	(63,371)	(92,471)
Other	1,866	11,165	2,099	3,116	(5,510)

Net cash (used in) provided by financing activities	(74,466)	(3,443)	(98,298)	971,553	(64,163)

Net increase (decrease) in cash and cash equivalents	23,302	(9,611)	9,384	33,556	(1,246)
Effect of foreign currency translation on cash and cash equivalents	(289)	9,372	(10,949)	(3,418)	—
Cash and cash equivalents at beginning of period	28,334	28,573	30,138	—	1,246

Cash and cash equivalents at end of period	$51,347	$28,334	$28,573	$30,138	$—

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Ventas Reports First Quarter Results

May 6, 2008

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2008 First	2007 Quarters
	Quarter	Fourth	Third	Second	First
Net income applicable to common shares	$32,052	$29,401	$28,014	$174,598	$45,106
Adjustments:
Depreciation and amortization on real estate assets	71,480	71,840	70,022	57,300	31,682
Depreciation on real estate assets related to minority interest	(1,501)	(1,391)	(1,420)	(938)	—
Discontinued operations:
Gain on sale of real estate assets	—	—	—	(129,478)	—
Depreciation and amortization on real estate assets	176	527	527	730	1,136

FFO	102,207	100,377	97,143	102,212	77,924
Gain on foreign currency hedge	—	—	—	(18,528)	(5,786)
Preferred stock issuance costs	—	—	—	1,750	—
Bridge loan fee	—	—	—	2,550	—
Merger-related expenses	646	652	1,535	792	—
Gain on sale of securities	—	—	—	(864)	—
Income tax benefit	(10,404)	(13,342)	(9,897)	(5,856)	—
Gain on extinguishment of debt	(79)	—	(88)	—	—

Normalized FFO	92,370	87,687	88,693	82,056	72,138
Straight-lining of rental income	(3,759)	(4,379)	(4,326)	(4,337)	(4,269)
Routine capital expenditures	(823)	(2,927)	(2,243)	(1,166)	(36)

FAD	$87,788	$80,381	$82,124	$76,553	$67,833

Per diluted share:
Net income applicable to common shares	$0.23	$0.22	$0.21	$1.48	$0.42
Adjustments:
Depreciation and amortization on real estate assets	0.52	0.54	0.53	0.49	0.31
Depreciation on real estate assets related to minority interest	(0.01)	(0.01)	(0.01)	(0.01)	—
Discontinued operations:
Gain on sale of real estate assets	—	—	—	(1.10)	—
Depreciation and amortization on real estate assets	0.00	0.00	0.00	0.01	0.01

FFO	0.75	0.75	0.73	0.87	0.73
Gain on foreign currency hedge	—	—	—	(0.16)	(0.05)
Preferred stock issuance costs	—	—	—	0.01	—
Bridge loan fee	—	—	—	0.02	—
Merger-related expenses	0.01	0.00	0.01	0.01	—
Gain on sale of securities	—	—	—	(0.01)	—
Income tax benefit	(0.08)	(0.10)	(0.07)	(0.05)	—
Gain on extinguishment of debt	(0.00)	—	(0.00)	—	—

Normalized FFO	0.68	0.66	0.66	0.70	0.68
Straight-lining of rental income	(0.03)	(0.03)	(0.03)	(0.04)	(0.04)
Routine capital expenditures	(0.01)	(0.02)	(0.02)	(0.01)	(0.00)

FAD	$0.64	$0.60	$0.62	$0.65	$0.64

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Ventas Reports First Quarter Results

May 6, 2008

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and routine capital expenditures.

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

Normalized FFO and FAD Guidance for the Year Ending December 31, 2008

The following table illustrates the Company’s normalized FFO and FAD per diluted common share guidance for the year ending December 31, 2008:

	GUIDANCE
	For the Year
	Ending
	December 31, 2008
Net income applicable to common shares	$1.36	–	$1.43
Adjustments:
Depreciation and amortization on real estate assets and depreciation related to minority interest	1.70	–	1.70

FFO	3.06	–	3.13
Adjustments:
Income tax benefit, gain/loss on foreign currency, and merger-related expenses, net	(0.31)	–	(0.31)

Normalized FFO	2.75	–	2.82
Straight-lining of rental income and routine capital expenditures	(0.19)	–	(0.19)

FAD	$2.56	–	$2.63

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Ventas Reports First Quarter Results

May 6, 2008

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the trailing twelve months ended March 31, 2008, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the twelve months ended
March 31, 2008	$262,868
Add back:
Pro forma interest (including discontinued operations)	219,854
Pro forma depreciation and amortization (including discontinued operations)	289,031
Stock-based compensation	7,428
Gain on extinguishment of debt	(167)
Income tax benefit	(41,230)
Minority interest	1,972
Net gain on real estate disposals	(129,478)
Other taxes	1,626

Pro forma EBITDA	$611,904

As of March 31, 2008:
Debt	$3,157,111
Cash	(60,320)

Net debt	$3,096,791

Net debt to pro forma EBITDA	5.1	x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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